                                                                       EXHIBIT 7



THIS WARRANT HAS BEEN ACQUIRED FOR INVESTMENT AND NOT FOR DISTRIBUTION, AND HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. IT MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED, OR OTHERWISE TRANSFERRED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT THERETO UNDER SUCH ACT UNLESS SOLD PURSUANT TO RULE 144 OF SUCH ACT OR UNLESS SUCH SALE, PLEDGE, HYPOTHECATION, OR TRANSFER IS OTHERWISE EXEMPT FROM REGISTRATION. THE COMPANY MAY REQUEST A WRITTEN OPINION OF COUNSEL (FROM COUNSEL ACCEPTABLE TO THE COMPANY) SATISFACTORY TO THE COMPANY, TO THE EFFECT THAT REGISTRATION IS NOT REQUIRED IN CONNECTION WITH SUCH SALE, PLEDGE OR HYPOTHECATION, OR OTHER TRANSFER. THIS NOTE MUST BE SURRENDERED TO THE CORPORATION OR ITS TRANSFER AGENT AS A CONDITION PRECEDENT TO THE SALE, PLEDGE, HYPOTHECATION, OR ANY OTHER TRANSFER OF ANY INTEREST IN THIS NOTE.

THIS WARRANT AND THE SHARES ISSUABLE UPON EXERCISE HEREOF ARE SUBJECT TO RESTRICTIONS ON TRANSFER CONTAINED IN A NOTE AND WARRANT PURCHASE AGREEMENT AND A STOCKHOLDER'S RIGHTS AGREEMENT, A COPY OF EACH OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.


                                NETFLIX.COM, INC.

                              COMMON STOCK WARRANT


Warrant No. WCS-#                              Number of Shares: _______________
Date of Issuance: July 10, 2001                          (subject to adjustment)


        NETFLIX.COM, INC. (the "COMPANY"), for valid consideration received, hereby certifies that ____________, or its registered assigns (in each case the "HOLDER"), is entitled, subject to the terms set forth below, to purchase from the Company, prior to termination as provided in Section 5 hereof, up to __________ shares of Common Stock of the Company with $.001 par value ("COMMON STOCK"), at a purchase price of $1.00 per share. The shares purchasable upon exercise of this Warrant, and the purchase price per share, each as adjusted from time to time pursuant to the terms of this Warrant, are hereinafter referred to as the "WARRANT STOCK" and the "PURCHASE PRICE," respectively. This Warrant is issued pursuant to the terms of that certain Note and Warrant Purchase Agreement dated as of the date hereof (the "PURCHASE AGREEMENT") in connection with the Company's issuance to the Holder of a Subordinated Promissory Note dated as of the date hereof.

        1. EXERCISE.

              (a) This Warrant may be exercised by the Holder, in whole or in part, on or after the date hereof by surrendering this Warrant, with the purchase form appended hereto as Exhibit A duly executed by such Holder or by such Holder's duly authorized attorney, at the principal office of the Company, or at such other office or agency as the Company may designate, accompanied by payment in full by cash, check or wire transfer of the Purchase Price payable in respect of the number of shares of Warrant Stock purchased upon such exercise, or as provided in Section 1(c) below.

              (b) The exercise of this Warrant shall be deemed to have been effected immediately prior to the close of business on the day on which this Warrant shall have been surrendered to the Company as provided in Section 1(a) above. At such time, the person or persons in whose name or names any certificates for Warrant Stock shall be issuable upon such exercise shall be deemed to have become the holder or holders of record of the Warrant Stock represented by such certificates.

              (c) Net Issue Exercise.

                      (i) In lieu of exercising this Warrant in the manner provided above in Section 1(a), the Holder may elect to receive shares equal to the value of this Warrant (or the portion thereof being canceled) by surrender of this Warrant at the principal office of the Company together with notice of such election in which event the Company shall issue to Holder a number of shares of Warrant Stock computed using the following formula:

                        X = Y (A - B)
                            ---------
                               A

Where          X = The number of shares of Warrant Stock to be issued to the
                   Holder pursuant to this net exercise.

               Y = The number of shares of Warrant Stock in respect of which the net issue election is made (at the date of such calculation).

               A = The fair market value of one share of Common Stock (at the date of such calculation).

               B = The Purchase Price (as adjusted to the date of such
                   calculation).

                      (ii) For purposes of this Section 1(c) and Section 12, "FAIR MARKET VALUE" of a share of Common Stock as of a particular date (the "DETERMINATION DATE") shall mean (A) if shares of Common Stock are traded on a national securities exchange (an "EXCHANGE"), the average of the closing price of a share of the Common Stock of the Company on the last twenty (20) trading days prior to the Determination Date reported on such Exchange as reported in The Wall Street Journal, or (B) if shares of Common Stock are not traded on an Exchange but trade in the over-the-counter market and such shares are quoted on the National Association of Securities Dealers Automated Quotations System ("NASDAQ"), (I) the average of the last sales prices reported on NASDAQ or (II) if such shares are an issue for which last sale prices are not reported on NASDAQ, the average of the closing bid and ask prices, in each case on the last twenty (20) trading days (or if the relevant price or quotation did not exist on any of such days, the relevant price or quotation on the next preceding business day on which there was such a price or quotation) prior to the Determination Date as reported in The Wall Street Journal; or (C) if the shares of Common Stock are neither traded on an Exchange or in the over-the-counter market, then as determined in good faith by the Board of Directors of the Company; provided, that, if the Warrant is being exercised upon the closing of the issuance and sale of shares of Common Stock of the Company in the Company's first underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "Securities Act"), the value will be the initial "Price to Public" of one share of Common Stock specified in the final prospectus with respect to such offering.

              (d) As soon as practicable after the exercise of this Warrant, and in any event within 15 days thereafter, the Company at Holder's expense will cause to be issued in the name of, and delivered to, the Holder, or as such Holder (upon payment by such Holder of any applicable transfer taxes) may direct, a certificate or certificates for the number of shares of Warrant Stock to which such Holder shall be entitled.

        2. ADJUSTMENTS.

              (a) If outstanding shares of the Company's Common Stock shall be subdivided into a greater number of shares or a stock dividend shall be paid in respect of Common Stock, the Purchase Price in effect immediately prior to such subdivision or at the record date of such dividend, as the case may be, shall simultaneously with the effectiveness of such subdivision or immediately after the record date of such dividend be proportionately reduced. If outstanding shares of Common Stock shall be combined into a smaller number of shares, the Purchase Price in effect immediately prior to such combination shall, simultaneously with the effectiveness of such combination, be proportionately increased. When any adjustment is required to be made in the Purchase Price, the number of shares of Warrant Stock purchasable upon the exercise of this Warrant shall be changed to the number determined by dividing (i) an amount equal to the number of shares of Warrant Stock issuable upon the exercise of this Warrant immediately prior to such adjustment, multiplied by the Purchase Price in effect immediately prior to such adjustment, by (ii) the Purchase Price in effect immediately after such adjustment. Any adjustment under this Section 2(a) shall become effective at the close of business on the date the subdivision or combination becomes effective, or as of the record date of such dividend, or in the event that no record date is fixed, upon the making of such dividend.

              (b) In case of any reclassification, change or conversion of securities of the Company of the class issuable upon the exercise of this Warrant or in case of any reorganization of the Company on or after the date hereof, other than upon a Change of Control Transaction (as defined in Section 5(a) below) and other than as a result of a subdivision, combination or stock dividend provided for in Section 2(a) above, then and in each such case the Holder of this Warrant, upon the exercise hereof at any time after the consummation of such reclassification, change, conversion or reorganization shall be entitled to receive (and upon written request, the Company shall provide the Holder duly executed documents evidencing the same), in lieu of the stock or other securities and property receivable upon the exercise hereof prior to such consummation, the stock or other securities or property to which such Holder would have been entitled upon such consummation if such Holder had exercised this Warrant immediately prior thereto, at an aggregate exercise price not more than that payable upon the exercise if this Warrant prior to such consummation, all subject to further adjustment as provided in paragraph (a); and in each such case, the terms of this Section 2 shall be applicable to the shares of stock or other securities properly receivable upon the exercise of this Warrant after such consummation.

              (c) Whenever the Purchase Price or the number of shares of Warrant Stock purchasable hereunder shall be adjusted pursuant to Section 2 hereof, the Company shall make a certificate signed by its chief financial officer setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the Purchase Price and the number of shares of Warrant Stock purchasable hereunder after giving effect to such adjustment.

        3. TRANSFERS.

              (a) Each Holder of this Warrant acknowledges that this Warrant and the Warrant Stock have not been registered under the Securities Act, and agrees not to sell, pledge, distribute, offer for sale, transfer or otherwise dispose of this Warrant or any Warrant Stock issued upon its exercise except in compliance with the terms of the Purchase Agreement with respect to the Warrant and in compliance with the terms of that certain Amended and Restated Stockholders' Rights Agreement dated as of July____, 2001, as such may be amended or restated from time to time (the "STOCKHOLDERS' RIGHTS AGREEMENT").

              (b) Subject to the provisions of Section 3(a) hereof, this Warrant and all rights hereunder are transferable, in whole or in part, upon surrender of the Warrant with a properly executed assignment (in the form of Exhibit B hereto) at the principal office of the Company, and the transferee shall be deemed to be a "HOLDER" hereunder, provided, however, that this Warrant may not be transferred in whole or in part to any person or entity that the Board of Directors determines in good faith directly or indirectly competes with the Company. Any transferee shall execute appropriate documentation to become a party to, have the benefits of and be bound by the terms of the Purchase Agreement and the Stockholders' Rights Agreement.

              (c) Until any transfer of this Warrant is made in the warrant register, the Company may treat the Holder of this Warrant as the absolute owner hereof for all purposes; provided, however, that if and when this Warrant is properly assigned in blank, the Company may (but shall not be required to) treat the bearer hereof as the absolute owner hereof for all purposes, notwithstanding any notice to the contrary and such transferee may be deemed by the Company to be the "HOLDER."

              (d) The Company will maintain a register containing the name and address of the Holder of this Warrant. The Holder may change such Holder's address as shown on the warrant register by written notice to the Company requesting such change.

        4. NO IMPAIRMENT. The Company will not, by amendment of its Certificate of Incorporation or through reorganization, consolidation, merger, dissolution, sale of assets or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will (subject to Section 13 below) at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be reasonably necessary or appropriate in order to protect the rights of the holder of this Warrant against impairment.

        5. TERMINATION.

              (a) This Warrant (and the right to purchase securities upon exercise hereof) shall terminate upon the earliest of: (i) July __, 2006, or
(ii) the closing of the Company's sale of all or substantially all of its assets or the acquisition of the Company by another person or entity by means of merger or other transaction or series of related transactions as a result of which the shareholders of the Company immediately prior to such transaction or series of related transactions possess a minority of the voting power of the surviving or acquiring entity immediately thereafter (a "CHANGE OF CONTROL TRANSACTION"). The foregoing notwithstanding, a transaction shall not constitute a Change of Control Transaction if (A) its sole purpose is to change the state of the Company's incorporation or create a holding company that will be owned in substantially the same proportions by the persons who held the Company's equity securities immediately before such transaction; (B) it is the initial public offering of the Company's equity securities or a bona fide private equity financing of the Company, or (C) the consideration received by the stockholders of the Company in such transaction is other than cash and/or securities of an entity whose securities of the same type are traded on a national securities exchange or the Nasdaq National Market.

              (b) This Warrant shall be deemed to be exercised automatically in full pursuant to the provisions of Section 1(c) hereof, without any further action on behalf of the Holder, immediately prior to the time this Warrant would otherwise terminate pursuant to subsection (a) above.

        6. NOTICES OF CERTAIN TRANSACTIONS. In case:

              (a) the Company shall take a record of the holders of its Common Stock (or other stock or securities at the time deliverable upon the exercise of this Warrant) for the purpose of entitling or enabling them to receive any dividend or other distribution, or to receive any right to subscribe for or purchase any shares of stock of any class or any other securities, or to receive any other right to subscribe for or purchase any shares of stock of any class or any other securities, or to receive any other right, or

              (b) of any capital reorganization of the Company, any reclassification of the capital stock of the Company, any Change of Control Transaction, any other consolidation or merger of the Company with or into another corporation, or any other transaction or series of related transactions pursuant to which the Company's stockholders immediately prior thereto will possess a minority of the voting power of the surviving or acquiring entity immediately thereafter, or any transfer of all or substantially all of the assets of the Company, or

              (c) of the voluntary or involuntary dissolution, liquidation or winding-up of the Company,

then, and in each such case, the Company will mail or cause to be mailed to the Holder of this Warrant a notice specifying, as the case may be, (i) the date on which a record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, or (ii) the effective date on which such reorganization, reclassification, consolidation, merger, transfer, Change of Control Transaction, dissolution, liquidation, winding-up or redemption is to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or such other stock or securities at the time deliverable upon such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation, winding-up or redemption) shall be determined. Such notice shall be mailed at least fifteen (15) days prior to the record date or effective date for the event specified in such notice.

        7. RESERVATION OF STOCK. The Company will at all times reserve and keep available, solely for the issuance and delivery upon the exercise of this Warrant, such shares of Warrant Stock and other stock, securities and property, as from time to time shall be issuable upon the exercise of this Warrant. The Company covenants and agrees that all shares of Warrant Stock which may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be duly authorized, validly issued, fully paid (assuming payment of the exercise price by Holder) and nonassessable and free from all preemptive rights of any shareholder and free of all taxes, liens and charges with respect to the issue thereof. The Company will take all such action as may be reasonably necessary to assure that such shares of Warrant Stock may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of any domestic securities exchange upon which the Preferred Stock may be listed; provided, however, that the Company shall not be required to effect a registration under Federal or state securities laws with respect to such exercise.

        8. EXCHANGE OF WARRANTS. Upon the surrender by the Holder of any Warrant, properly endorsed, to the Company at the principal office of the Company, the Company will, subject to the provisions of Section 3 hereof, issue and deliver to or upon the order of such Holder, at the Holder's expense, a new Warrant of like tenor, in the name of such Holder or as such Holder (upon payment by such Holder of any applicable transfer taxes) may direct, calling in the aggregate on the face or faces thereof for the number of shares of Warrant Stock called for on the face or faces of the Warrant so surrendered.

        9. REPLACEMENT OF WARRANTS. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and (in the case of loss, theft or destruction) upon delivery of an indemnity agreement (with surety if reasonably required) in an amount reasonably satisfactory to the Company, or (in the case of mutilation) upon surrender and cancellation of this Warrant, the Company will issue, in lieu thereof, a new Warrant of like tenor at the Holder's expense.

        10. NOTICES. All notices and other communications required or permitted hereunder shall be in writing and delivered, mailed or transmitted by any standard form of telecommunication. Notices and other communications to the Holder shall be directed to it at its address noted in the Company's records; and notices and other communications to the Company shall be directed to it at its address at NetFlix.com, Inc., 970 University Avenue, Los Gatos, California 95032, attention: Chief Financial Officer, with a copy to NetFlix.com, Inc., 970 University Avenue, Los Gatos, California 95032, attention: General Counsel; or as to each party, at such other address as shall be designated by such party in a written notice to the other party pursuant hereto. Any such notice or other communication shall be deemed to have been duly given (a) when sent by Federal Express or other overnight delivery service of recognized standing, on the business day following deposit with such service; (b) when mailed by registered or certified mail, first class postage prepaid and addressed as aforesaid through the United States Postal Service, upon receipt; (c) when delivered by hand, upon delivery;

and (d) when telecopied, upon confirmation of receipt. Any party hereto may by notice so given change its address for future notice hereunder.

        11. NO RIGHTS AS STOCKHOLDER. Until the exercise of this Warrant, the Holder of this Warrant shall not have or exercise any rights by virtue hereof as a stockholder of the Company. Without limiting the generality of the foregoing, and except as otherwise provided in Section 2 hereof, no dividends shall accrue to the shares of Warrant Stock underlying this Warrant until the exercise hereof and the purchase of the underlying shares of Warrant Stock, at which point dividends shall begin to accrue with respect to such purchased shares of Warrant Stock from and after the date such shares of Warrant Stock are so purchased. Nothing in this Section 12 shall limit the right of the Holder to be provided the notices required to be provided pursuant to the terms of this Warrant or the Purchase Agreement.

        12. NO FRACTIONAL SHARES. No fractional shares of Warrant Stock will be issued in connection with any exercise hereunder. In lieu of any fractional shares which would otherwise be issuable, the Company shall pay cash equal to the product of such fraction multiplied by the fair market value of one share of Warrant Stock on the date of exercise, as determined in accordance with Section 1(c)(ii) hereof.

        13. AMENDMENT OR WAIVER. Any term of this Warrant may be amended or waived only by an instrument in writing signed by the Company and the holders of at least a majority of the outstanding principal amount of the subordinated promissory notes issued pursuant to the Purchase Agreement. Any waiver or amendment effected in accordance with this Section 14 shall be binding upon each holder of any Warrants issued pursuant to the Purchase Agreement, any shares of Warrant Stock then outstanding, each future holder of the Warrant and all such shares, and the Company. The Holder acknowledges that by the operation of this
Section 14, the holders of a majority of the outstanding principal amount of the subordinated promissory notes issued pursuant to the Purchase Agreement will have the right and power to diminish or eliminate all rights of Holder under this Warrant or under the Purchase Agreement. Notwithstanding the foregoing, Holder may waive any of its rights arising pursuant to the terms of this Warrant without the consent of any of the other holders of the subordinated promissory notes issued pursuant to the Purchase Agreement.

        14. HEADINGS. The headings in this Warrant are for purposes of reference only and shall not limit or otherwise affect the meaning of any provision of this Warrant.

        15. GOVERNING LAW. This Warrant and all actions arising out of or in connection with this Warrant shall be governed by and construed in accordance with the laws of the State of California, without application of conflicts of law principles thereunder.

        16. SUCCESSOR AND ASSIGNS. The terms and provisions of this Warrant and the Purchase Agreement shall incur to the benefit of, and be binding upon, the Company and each Holder hereof and their respective permitted successors and assigns.

        18. ATTORNEYS' FEES. If any action at law or in equity is necessary to enforce or interpret the terms of this Warrant the adjudicating party may in its discretion order that the non-prevailing party, as determined by such adjudicating party, reimburse the prevailing party for reasonable attorney's fees and costs in addition to any other relief to which such prevailing party may be entitled.

        IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officer as of the date first written above.



                                        NETFLIX.COM, INC.



                                        By: ____________________________________

                                        Name:  Barry McCarthy

                                        Title: CFO


                                        Address: 970 University Avenue
                                                 Los Gatos, California 95032


        By its counter-signature below, Holder hereby agrees to the foregoing terms and conditions set forth in this Warrant.


"HOLDER"


TCV IV, L.P.
a Delaware Limited Partnership


By:  Technology Crossover Management II, L.L.C.
Its: General Partner

By: __________________________________
     Name: Carla S. Newell
     Title:  Attorney-In-Fact


Address:

                                    EXHIBIT A

                                  PURCHASE FORM



To:  NETFLIX.COM, INC.                                     Dated: ______________


        (1) The undersigned, pursuant to the provisions set forth in the attached Warrant, hereby irrevocably elects to purchase _______ shares of the Warrant Stock covered by such Warrant and herewith makes payment of $_________, representing the full purchase price for such shares at the price per share provided for in such Warrant, together with all applicable transfer taxes, if any.

        (2) The undersigned hereby elects to purchase shares of Warrant Stock pursuant to Section 1(c) of the attached Warrant by requesting cancellation of [all] [that part] of this Warrant representing _____________ shares of Warrant Stock and issuance of that number of shares of Warrant Stock that is issuable to the Holder pursuant to the formula in Section 1(c) regarding Net Issue Exercise.

        (3) Please issue a certificate or certificates representing said shares of Warrant Stock in the name of the undersigned or in such other name as is specified below:


                         ______________________________
                                     (Name)


                         ______________________________
                                    (Address)

        (4) The undersigned represents that the aforesaid shares of Warrant Stock are being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or reselling such shares except in compliance with applicable securities laws.



________________________________                ________________________________
(Date)                                          (Signature)

                                    EXHIBIT B

                                 ASSIGNMENT FORM


        FOR VALUE RECEIVED, _________________________________________ hereby sells, assigns and transfers all of the rights of the undersigned under the attached Warrant with respect to the number of shares of Warrant Stock covered thereby set forth below, unto:

        NAME OF ASSIGNEE                ADDRESS                    NO. OF SHARES
        ----------------                -------                    -------------









Dated:_________________            Signature: __________________________________

                                              __________________________________

                                   Witness:   __________________________________

                                 WARRANT RECEIPT


        The undersigned hereby acknowledges receipt of the following Common Stock warrant of NetFlix.com, Inc. dated July 10, 2001:

             Certificate No.                    Number of Shares
             ---------------                    ----------------

                  WCS-1                            10,413,867

        The undersigned also acknowledges that said certificate bears a certain legend on the reverse side referring to the Securities Act of 1933.



Dated: _______________, 2001            TCV IV, L.P.

                                        By: ____________________________________

                                        Title: _________________________________

                SCHEDULE OF THE NUMBER OF SHARES OF COMMON STOCK
                             UNDERLYING THE WARRANTS
                         ISSUED TO THE REPORTING PERSONS



                                                    WARRANT       WARRANT
         PURCHASER                 NOTES            SHARES          COST         TOTAL COST
---------------------------    -------------      ----------     ----------     -------------

        TCV IV, L.P.           $6,249,103.85      10,413,867     $10,413.87     $6,259,517.72
     528 RAMONA STREET
    PALO ALTO, CA 94301

 TCV IV STRATEGIC PARTNERS,    $  233,020.73         388,319     $   388.32     $  233,409.05
            L.P.
     528 RAMONA STREET
    PALO ALTO, CA 94301

       TCV II, V.O.F.          $   25,485. 24         42,470     $    42.47     $   25,527.71
     528 RAMONA STREET
    PALO ALTO, CA 94301

    TECHNOLOGY CROSSOVER       $  784,520.78       1,307,371     $ 1,307.37     $  785,828.15
     VENTURES II, L.P.
     528 RAMONA STREET
    PALO ALTO, CA 94301

      TCV II (Q), L.P.         $  603,150.79       1,005,125     $ 1,005.13     $  604,155.92
     528 RAMONA STREET
    PALO ALTO, CA 94301

 TCV II STRATEGIC PARTNERS,    $  107,038.03         178,374     $   178.37     $  107,216.40
            L.P.
     528 RAMONA STREET
    PALO ALTO, CA 94301

    TECHNOLOGY CROSSOVER       $  119,780.65         199,610     $   199.61     $  199,980.26
     VENTURES II, C.V.
     528 RAMONA STREET
    PALO ALTO, CA 94301

  TCV FRANCHISE FUND, L.P.     $  168,186.56         280,275     $   280.28     $  168,466.84
     528 RAMONA STREET
    PALO ALTO, CA 94301